Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation Shiva Natarajan	Applied Micro Circuits Corporation Mike Major
Phone: (408) 542-8745	Phone: (408) 542-8831
E-Mail: snatarajan@apm.com	E-mail: mmajor@apm.com

Wednesday, July 24, 2013

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

FIRST QUARTER FISCAL 2014 FINANCIAL RESULTS

SUNNYVALE, Calif., —July 24, 2013—Applied Micro Circuits Corporation [NASDAQ: AMCC] (“AppliedMicro” or the “Company”) today reported its financial results for the first quarter of fiscal 2014, ended June 30, 2013.

•	Q1 FY2014 net revenues were $54.1 million, down 4.0% sequentially and up 31% year over year.

•	Q1 FY2014 non-GAAP EPS was $0.02 per diluted share on net income of $1.4 million, compared to $0.00 per diluted share on net income of $0.1 million, for the fourth quarter of fiscal 2013.

•	Q1 FY2014 GAAP net income was $10.9 million or $0.15 per diluted share, compared to net loss of $17.6 million or $(0.26) per share for the fourth quarter of fiscal 2013.

•	Total Cash, cash equivalents and short-term investments was approximately $89.7 million as of June 30, 2013, compared to $85.5 million as of March 31, 2013.

•

AppliedMicro’s X-Gene™ Server on a Chip product continues to be on track for commercial production as indicated by key customers’ systems-development commitments; and public demonstrations by multiple customers and ecosystem partners.

Net revenues for the first quarter of fiscal 2014 were $54.1 million compared to $56.3 million in the fourth quarter of fiscal 2013, representing a sequential decrease of 4.0% and an increase of 31.0% over the $41.3 million in net revenues reported in the first quarter of fiscal 2013.

The net income on a generally accepted accounting principles (GAAP) basis for the first quarter of fiscal 2014 was $10.9 million or $0.15 per diluted share. The first quarter GAAP net income compares with a net loss of $17.6 million or $(0.26) per share for the fourth quarter of fiscal 2013 and a net loss of $23.4 million or $(0.37) per share for the first quarter of fiscal 2013.

Non-GAAP income for the first quarter of fiscal 2014 was $1.4 million or $0.02 per diluted share, compared to non-GAAP income of $0.1 million or $0.00 per diluted share in the fourth quarter of fiscal 2013 and non-GAAP net loss of $11.4 million or $(0.18) per share for the first quarter of fiscal 2013.

“We had an excellent quarter, where we had strength in our base business and also continued to make significant progress towards getting our revolutionary and category defining X-Gene server platforms to market,” said Dr. Paramesh Gopi, President and Chief Executive Officer.

Shiva Natarajan, interim Chief Financial Officer, commented, “We had a great quarter where we achieved better than expected non-GAAP results. We expect to continue to execute solidly as we position ourselves for the growth we anticipate in the future”.

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, Veloce acquisition consideration, stock-based compensation charges, other-than-temporary impairment on investments, impairment of notes receivable and other assets, one-time acquisition related recoveries, gain on sale of T-Pack, warrant expense, payroll taxes on certain stock option exercises and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, July 24, 2013 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2014 and to provide guidance for the second quarter of fiscal 2014. You may access the conference call via any of the following:

Teleconference:	877-474-9501
Conference ID:	69633145
Web Broadcast:	http://www.apm.com
Replay :	888-286-8010 (access code: 19311239, available through August 7, 2013)

AppliedMicro Overview

Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Sunnyvale, California. www.apm.com.

Applied Micro Circuits Corporation, AppliedMicro, the AppliedMicro logo, X-Weave, X-Gene and Server on a Chip are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the chip performance of the 40nm and 28nm ARM® 64-Bit X-Gene™ Server on a Chip™ products, the TAM for such products, the estimated range and timing of payments for the Veloce acquisition, product development cycles and schedules, design-win pipeline, strategic focus and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, increased supplier lead times and other supply chain constraints, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, successful integration and management of recently acquired businesses, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2013	March 31, 2013
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$89,730	$85,476
Accounts receivable, net	28,815	24,575
Inventories	12,715	12,900
Other current assets	20,178	17,998

Total current assets	151,438	140,949
Property and equipment, net	35,561	34,391
Goodwill	11,425	13,183
Purchased intangibles, net	292	11,991
Other assets	7,713	10,866

Total assets	$206,429	$211,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,299	$17,650
Other current liabilities	65,509	96,439

Total current liabilities	83,808	114,089
Non-current liabilities:
Other long-term liabilities	23,314	15,787
Stockholders’ equity	99,307	81,504

Total liabilities and stockholders’ equity	$206,429	$211,380

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Net revenues	$54,148	$56,326	$41,294
Cost of revenues	22,342	21,174	18,355

Gross profit	31,806	35,152	22,939
Operating expenses:
Research and development	34,506	35,554	34,771
Selling, general and administrative	9,526	13,008	12,470
Amortization of purchased intangible assets	130	337	650
Restructuring charges, net	93	217	—
Gain on sale of T-Pack	(19,699)	—	—

Total operating expenses	24,556	49,116	47,891

Operating income (loss)	7,250	(13,964)	(24,952)
Interest and other income (expense), net	3,795	(4,654)	1,762

Income (loss) before income taxes	11,045	(18,618)	(23,190)
Income tax expense (benefit)	188	(1,012)	200

Net income (loss)	$10,857	$(17,606)	$(23,390)

Basic income (loss) per share:
Net income (loss) per share	$0.16	$(0.26)	$(0.37)

Shares used in calculating basic net income (loss) per share	69,360	67,566	62,409

Diluted income (loss) per share:
Net income (loss) per share	$0.15	$(0.26)	$(0.37)

Shares used in calculating diluted net income (loss) per share	70,234	67,566	62,409

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
GAAP net income (loss)	$10,857	$(17,606)	$(23,390)
Adjustments:
Stock-based compensation charges	3,714	2,691	7,689
Warrant expense	—	—	1,289
Amortization of purchased intangibles	296	1,017	1,329
Veloce acquisition consideration	9,255	9,608	2,325
Acquisition related recoveries	—	—	(133)
Restructuring charges, net	93	217	—
Impairment of strategic investment	—	2,250	—
Impairment of notes receivable and other assets	—	1,800	—
Gain on sale of T-Pack	(19,699)	—	—
Other-than-temporary investment impairment	(3,019)	1,121	(1,089)
Income tax adjustments	(62)	(1,015)	553

Total GAAP to Non-GAAP adjustments	(9,422)	17,689	11,963

Non-GAAP net income (loss)	$1,435	$83	$(11,427)

Diluted income (loss) per share	$0.02	$0.00	$(0.18)

Shares used in calculating diluted income (loss) per share	70,234	68,522	62,409

Net income (loss) per share:
GAAP income (loss) per share	$0.15	$(0.26)	$(0.37)
GAAP to non-GAAP adjustments	(0.13)	0.26	0.19

Non-GAAP net income (loss) per share	$0.02	$0.00	$(0.18)

Reconciliation of shares used in calculating non-GAAP (loss) income per share:
Shares used in calculating the basic (loss) income per share	69,360	67,566	62,409
Adjustment for dilutive securities	874	956	—

Non-GAAP shares used in calculating diluted (loss) income per share	70,234	68,522	62,409

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
GROSS PROFIT:
GAAP gross profit	$31,806	$35,152	$22,939
Amortization of purchased intangibles	166	680	679
Stock-based compensation expense	98	95	262

Non-GAAP gross profit	$32,070	$35,927	$23,880

OPERATING EXPENSES:
GAAP operating expenses	$24,556	$49,116	$47,891
Stock-based compensation expense	(3,616)	(2,596)	(7,427)
Warrant expense	—	—	(1,289)
Amortization of purchased intangibles	(130)	(337)	(650)
Acquisition related recoveries	—	—	133
Veloce acquisition consideration	(9,255)	(9,608)	(2,325)
Gain on sale of T-Pack	19,699	—	—
Restructuring charges, net	(93)	(217)	—

Non-GAAP operating expenses	$31,161	$36,358	$36,333

INTEREST AND OTHER INCOME (EXPENSE), NET:
GAAP interest and other income (loss), net	$3,795	$(4,654)	$1,762
Impairment of strategic investment	—	2,250	—
Impairment of notes receivable and other assets	—	1,800	—
Other-than-temporary investment impairment	(3,019)	1,121	(1,089)

Non-GAAP interest and other income, net	$776	$517	$673

INCOME TAX (BENEFIT) EXPENSE:
GAAP income tax expense (benefit)	$188	$(1,012)	$200
Income tax adjustments	62	1,015	(553)

Non-GAAP income tax expense (benefit)	$250	$3	$(353)

RESEARCH AND DEVELOPMENT:
GAAP research and development	$34,506	$35,554	$34,771
Stock-based compensation expense	(1,817)	(1,026)	(4,205)
Warrant expense	—	—	(1,289)
Veloce acquisition consideration	(9,255)	(9,608)	(2,325)

Non-GAAP research and development	$23,434	$24,920	$26,952

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$9,526	$13,008	$12,470
Stock-based compensation expense	(1,799)	(1,570)	(3,222)
Acquisition related recoveries	—	—	133

Non-GAAP selling, general and administrative	$7,727	$11,438	$9,381

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2013	2012
Operating activities:
Net income (loss)	$10,857	$(23,390)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	2,624	2,439
Amortization of purchased intangibles	296	1,329
Stock-based compensation expense:
Stock options	602	1,488
Restricted stock units	3,112	6,201
Warrants	—	1,289
Veloce accrued liability	9,255	2,325
Restructuring charges	26	—
Acquisition related adjustment	—	(133)
Net gain on sale of T-Pack	(19,699)	—
Net gain on disposals of property	(3)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,474)	6,319
Inventories	185	650
Other assets	1,598	(1,045)
Accounts payable	(687)	(4,751)
Accrued payroll and other accrued liabilities	4,149	164
Veloce accrued liability	(24,982)	(12,748)
Deferred revenue	(671)	(597)

Net cash used for operating activities	(17,812)	(20,460)

Investing activities:
Proceeds from sales and maturities of short-term investments	14,185	14,182
Purchases of short-term investments	(2,361)	(4,326)
Proceeds from sale of T-Pack	29,498	—
Purchase of property, equipment and other assets	(279)	(5,598)
Proceeds from sale of equity investment	—	7,144
Purchase of strategic equity investment	—	(500)

Net cash provided by investing activities	41,043	10,902

Financing activities:
Proceeds from issuances of common stock	171	3,330
Funding of restricted stock units withheld for taxes	(2,382)	(216)
Repurchases of common stock	—	(654)
Other	(412)	(253)

Net cash used for (provided by) financing activities	(2,623)	2,207

Net decrease in cash and cash equivalents	20,608	(7,351)
Cash and cash equivalents at the beginning of the period	19,065	28,065

Cash and cash equivalents at the end of the period	$39,673	$20,714